                                                                Exhibit 4(b)(ii)

                             (FORM OF FACE OF NOTE)

         For purposes of Section 1273 of the Internal Revenue Code of 1986, as
amended, the issue price of this Note is         % of its principal amount and
the issue date is

$............                                                     No...........

                          J. C. PENNEY COMPANY, INC.

                             Zero Coupon Note Due

         J. C. Penney Company, Inc., a Delaware Corporation (hereinafter called
the Company), for value received, promises to pay to              or registered
assigns, the principle sum of                   Dollars, on                   .
The principal of this Note shall not bear interest except in the case of a default in payment of principal upon acceleration, redemption or Stated Maturity and in such case the overdue principal of this Note shall bear interest at the
rate of   % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. The principal of and any such interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                        J. C. PENNY COMPANY,INC.


                                        By.............................
                                              CHAIRMAN OF THE BOARD

By.............................
           SECRETARY

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Zero Coupon Notes Due          referred to in the
within-mentioned Indenture.

                                                           ,AS TRUSTEE


                                             By..............................
                                                      Authorized Officer


               (FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

         This is one of the Zero Coupon Notes Due          referred to in the
within-mentioned Indenture.

                                                           ,AS TRUSTEE



                                             By..............................
                                                    Authenticating Agent


                                             By..............................
                                                      Authorized Officer

                           (FORM OF REVERSE OF NOTE)

                          J. C. PENNEY COMPANY, INC.

                             Zero Coupon Note Due

         This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of the Securities designated as the Zero Coupon Notes Due
(herein  called  the "Notes"), limited in aggregate principal amount to
$           at Stated Maturity.

         If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare to be due and payable immediately in the manner and with the effect provided in the Indenture an amount of principal equal to the sum of (i) the initial public offering price of the Notes, (ii) the aggregate of the portions of the original issue discount which shall be
added cumulatively each                       (and            ), computed as
provided in the Indenture, and (iii) accrued amortization of original issue
discount from the preceding                      (or                    ) to
the date of declaration. Upon payment of this amount, all of the Company's obligations in respect of the payment of the principal of the Notes shall terminate.

         The Notes may be redeemed at any time, at the option of the Company, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the Redemption Price of 100% of the principal amount thereof at Stated Maturity, without premium.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only as registered Notes without coupons in the
denominations of $        and any integral multiple thereof.  As provided in
the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         (Additional covenants, terms or provisions, if any, to be inserted here as well as any changes in covenants, terms or provisions contained in the Indenture.)

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of or the interest, if any, on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.